EXHIBIT 10.14

NOTE EXTENSION AGREEMENT

This Note Extension Agreement is dated as of February 10, 2005 (this “Agreement”), and is between CAREDECISION CORP., a Nevada corporation with an address at 2660 Townsgate Road, Westlake Village, Suite 300, CA 91361 (“Maker”), and PINNACLE INVESTMENT PARTNERS, L.P., a New York limited partnership with an address at 40 Wall Street, 24th Floor, New York, New York 10005 (“Payee”). Maker and Payee are sometimes referred to herein as the “Parties”.

W I T N E S S E T H

WHEREAS, Maker issued to Payee a Secured Promissory Note, dated March 24, 2004 (the “Note”), which provided for a maturity date of September 24, 2004 (the “Maturity Date”);

WHEREAS, in a Note Extension Agreement dated as of September 24, 2004, Maker and Payee amended the Note and the related Pledge and Security Agreement, and under the terms of that Note Extension Agreement the maturity date of the Note is March 24, 2005; and

WHEREAS, the Parties wish to further amend the Note and the related Pledge and Security Agreement, as hereinafter provided.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        Payment to Maker; Amendment of Note. Subject to the terms of this Agreement, on March 24, 2005, Payee shall (1) pay to Maker, by wire transfer of immediately available funds to a bank account specified in writing by Maker, $340,000 and (2) pay to Payee’s designee, CJR Capital, LLC, $60,000 towards Payee’s due diligence and legal expenses related to this Agreement. The making of those payments will have the following consequences: (1) the principal amount due under the Note will automatically increase by $400,000 to $1,100,000; (2) the Maturity Date (as defined in the Note) will automatically be extended to April 24, 2006; and (3) the Conversion Price (as defined in the Note) will automatically be changed to $0.025. In all other respects, the terms of the Note will remain unchanged.

2.        Conditions to Making of Payment. It is a condition to the making of the payment referenced in Section 1 that Maker do the following: (1) deliver to Payee’s counsel an additional 83,000,000 shares of Maker’s common stock (in two certificates, one for 70,000,000 million shares, one for 13,000,000 shares) as additional escrow security, making the total number of Shares (as defined in the Pledge and Security Agreement) 99,000,000; (2)  issue to Payee’s designee, CJR Capital, LLC, 4,000,000 shares of Maker’s common stock towards Payee’s due diligence and legal expenses related to this Agreement; (3) issue to Payee 9,000,000 shares of Maker’s common stock in consideration for Maker’s willingness to enter into this Agreement; and (4) deliver to Payee no later than March 14, 2005, an opinion of counsel to the effect that commencing March 24, 2005, Payee may sell under Rule 144 promulgated under the Securities

Act of 1933, as amended, Shares surrendered to Payee in accordance with this Agreement, on condition that (1) Payee uses the proceeds to pay down the indebtedness under the Note as of immediately prior to effectiveness of this Agreement and (2) ceases to sell any of those Shares once that indebtedness has been paid off in full.

3.        Release of Shares from Escrow. Maker acknowledges that if Payee notifies Lehman & Eilen LLP that Payee has made the payment referenced in Section 1, Lehman & Eilen LLP will be authorized to release from escrow to Payee 70,000,000 of the Shares, except that Payee will not be entitled to have Shares released to it from escrow if release of those Shares would cause Payee to beneficially own more than 4.9% of the outstanding shares of Marker’s common stock.

4.        Sale of Shares. Payee may at its discretion sell any Shares released to it in accordance with this Agreement, except that until the Shares are covered by an effective registration statement (which does not include a suspended registration statement, until such time as it becomes effective again), Payee shall not in any 30-day period sell a number of Shares in excess of the lesser of (1) a number of Shares, the sale of which results in Payee receiving an aggregate purchase price, minus applicable ticket charges and minus brokerage commissions of up to 5%, of up to $100,000, and (2) the number of Shares that Payee is entitled to sell under the volume-limitation provisions of Rule 144. Payee shall notify Maker of any sale of Shares by Payee no later than one week after the sale, and shall deliver to Maker written confirmations of sale. The aggregate purchase price received by Payee for sale of any Shares, minus applicable ticket charges and minus brokerage commissions of up to 5%, will be deducted from the principal and interest due under the Note.

5.        Registration. The parties agree that any shares issued by Maker under this Agreement, including any shares issued to CJR Capital, LLC, will constitute Registrable Securities, as that term is defined in the Note Purchase Agreement between the parties dated March 24, 2004.

6.        Responsibilities of Escrow Agent. The parties hereto acknowledge that the duties to be performed by Lehman & Eilen LLP as escrow agent are of a ministerial nature only, and that Lehman & Eilen LLP shall not be liable for any error, omission or action taken by it unless such error, omission or action was the result of its gross negligence. Lehman & Eilen LLP may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it and believed by it to be genuine and to have been signed or presented by the parties hereto.

7.        Indemnification of Escrow Agent. The parties hereto hereby agree to jointly indemnify Lehman & Eilen LLP and hold it harmless from and against any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the escrow contemplated hereby, including the costs and expenses of defending itself against any such claim or liability. Lehman & Eilen LLP may consult with counsel of its own choice, and shall have full and complete authorization and no liability for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The parties hereto, jointly and severally, shall reimburse Lehman & Eilen LLP for all necessary expenses, disbursements and advances (including reasonable attorneys’ fees) incurred or made by it in connection with carrying out its duties hereunder.

8.        Deposit of Shares. It is understood and agreed that should any dispute arise hereunder, Lehman & Eilen LLP may also deposit the Shares with a court of competent jurisdiction until the dispute shall have been settled either by mutual written agreement of the parties concerned or a by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Lehman & Eilen LLP shall be under no duty whatsoever to institute or defend any such proceedings. In addition, Lehman & Eilen LLP is acting, and may continue to act, as counsel to Payee, including in connection with any dispute as to the proper application of the Shares, whether or not the Shares are being held by Lehman & Eilen LLP or have been delivered to a successor escrow agent or a court of competent jurisdiction.

9.        Resignation of Escrow Agent. Lehman & Eilen LLP may resign at any time as escrow agent by giving five (5) days’ notice of such resignation to the parties hereto. Thereafter, Lehman & Eilen LLP shall have no further obligation hereunder except to hold the Shares as depositary. In such event Lehman & Eilen LLP shall refrain from taking any action until it shall receive joint written instructions from the parties hereto designating a banking corporation, trust company, attorney or other person as successor escrow agent. Upon receipt of such instructions, Lehman & Eilen LLP shall promptly deliver the Shares in its possession to such successor escrow agent and shall thereafter have no further obligations to the parties hereunder.

10.        Continuation of Note. The Note, as amended and extended by this Agreement, contains the entire agreement between the parties regarding its extension and there are no agreements, warranties or representations relating thereto which are not set forth therein or herein. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the Parties.

11.        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New York applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles.

12.        Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREFORE, the parties hereto have duly executed and acknowledged this Agreement on the date set forth above.

CAREDECISION CORP.

By: ________________________________

PINNACLE INVESTMENT PARTNERS, L.P.

PIP Management, Inc., its General Partner

By: _____________________________

Christopher R. Janish, President